EXHIBIT 99.1

Republic Posts Second Quarter Net Income of $6.4 Million, an 8% Increase Over the Second Quarter of 2007 with the Best Six Month’s Net Income in the Company’s History of $28.5 Million, a 100% Increase over the First Six Months of 2007

July 18, 2008

Contact: Kevin Sipes

Executive Vice President and Chief Financial Officer

Louisville, KY – Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), the holding company for Republic Bank & Trust Company and Republic Bank, posted net income of $6.4 million for the second quarter of 2008, a $454,000, or 8%, increase over the same period in 2007. Diluted Earnings per Class A Common Share increased 10% for the second quarter to $0.31. Net income within the Company’s traditional Banking segment was strong at $5.5 million during the second quarter of 2008, an increase of $721,000, or 15%, over the second quarter of 2007. “Despite the turmoil and uncertainty in the financial markets, Republic continues to thrive thanks to the long-term efforts of many associates in building a quality balance sheet and customer base,” commented Steve Trager, President and Chief Executive Officer of Republic.

	Qtr. Ended	Qtr. Ended	YTD	YTD
(dollars in thousands, except per share data)	06/30/08	06/30/07	06/30/08	06/30/07

Net Income	$6,423	$5,969	$28,546	$14,275
Diluted Earnings per Class A Share	$0.31	$0.28	$1.38	$0.67
Return on Average Assets (ROA)	0.84%	0.79%	1.77%	0.94%
Return on Average Equity (ROE)	9.65%	9.75%	21.92%	11.79%

Total Company net interest income increased $7.3 million for the second quarter of 2008 compared to the second quarter of 2007, while net interest income within the Company’s traditional Banking segment increased $7.4 million, or 35%, for the same period. The increase in net interest income was led by a significant reduction in the Company’s cost of funds. Additionally, the Company’s balance sheet was well positioned to take advantage of the recent “steepening” of the yield curve in which the spread between long-term and short-term interest rates returned to more historical levels. The Company’s traditional Banking segment experienced a 112 basis point increase in its net interest margin to 4.02% compared to 2.90% for the second quarter 2007.

Total Company non interest expense increased $2.1 million, or 10%, for the second quarter of 2008 to $23.6 million. The increase in non interest expense primarily resulted from an increase in personnel and occupancy costs related to growth in the Company’s infrastructure and staffing at TRS. “I remain very proud of our cost containment initiatives within our traditional Banking segment, as non interest expense in this area increased only $621,000, or 3%, for the quarter. We were able to achieve this modest increase in overhead costs despite the opening of four new banking centers since the second quarter of last year,” further noted Trager.

The Company’s provision for loan losses increased from $147,000 during the second quarter of 2007 to $3.6 million during the second quarter of 2008. The Company’s traditional Banking provision for loan losses was $2.9 million during the second quarter of 2008 compared to $171,000 during the second quarter of 2007. Approximately $885,000 of the Company’s second quarter provision expense was associated with a specific additional write-down for a previously disclosed $7.2 million land development loan. In addition to the loss associated with the land development loan, the Company continued to increase its allowance for loan losses to give greater consideration to current economic conditions in the real estate industry.

Overall, the Company’s delinquent loans to total loans ratio was 1.01%, while its non performing loans to total loans ratio was 0.82% as of quarter end. Total non performing loans increased $9.5 million during the first six months of 2008 with approximately $7.2 million of this increase related to the previously referenced land development loan. “As the entire banking industry experiences increases in delinquency and non performing loans, Republic is not immune from this trend with modest increases in our loan quality ratios. With the substantial majority of our assets in the historically stable real estate markets of Kentucky and southern Indiana, however, we feel good about the current level of our loan loss reserve. In addition, as we have throughout our entire history, loan underwriting and problem asset management continues to be managed within the most senior levels of the Company,” Trager further noted.

In addition to its solid results achieved during the second quarter of 2008, the Company also revised its first quarter 2008 net income higher by $2.3 million in an amended 10Q filing released earlier this week. The revision was due to a miscalculation of product rebate accruals the Company pays to third party technology and service providers through TRS. For additional information, see Form 10-Q/A filed with the Securities and Exchange Commission on July 14, 2008.

Total loans decreased $49 million during the first six months of 2008, as strict pricing measures shifted consumer demand to fixed rate secondary market products. In addition to the decline in loans, deposit balances decreased $340 million during the first six months of 2008, as nearly $300 million in brokered deposits that were obtained for TRS in December of 2007 matured during the first six months of this year. “For deposits, our strategy has been to provide competitive rates to our loyal clients without irrationally chasing the most rate-sensitive deposits, which cannot be relied on as a stable funding source. We do not foresee significant balance sheet growth in the near-term, as we continue to maintain our pricing strategies on both sides of the balance sheet,” noted Steve Trager.

“In conclusion, it is particularly gratifying that we have been able to generate strong earnings growth at this delicate time. We believe the banking industry will likely face dramatic changes in the near-term as general economic conditions are predicted to worsen. We also believe, however, that we remain well-positioned to capitalize on opportunities that may arise, whether it is through the potential acquisition of underperforming institutions or through a gain in market share as consumers seek a safe and sound place to protect their hard-earned funds. We remain committed to the continuation of our proven business model, which provides for earnings growth from solid credits enhanced by products that serve the under-banked. We also pledge to remain true to our commitment to never seek the gratification of short-term gain at the expense of long-term shareholder value. We were here for you yesterday, we are here for you today, and we will be here for you tomorrow,” concluded Steve Trager.

Republic Bancorp, Inc. (Republic) currently has 42 banking centers and is the parent company of: Republic Bank & Trust Company with 35 banking centers in 13 Kentucky communities – Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Fort Wright, Frankfort, Georgetown, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana: Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Palm Harbor, Port Richey, New Port Richey and Temple Terrace, Florida. Republic Bank & Trust Company operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3.1 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic’s Class A Common Stock is listed under the symbol ‘RBCAA’ on the NASDAQ Global Select Market.

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Republic’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2007 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information

Second Quarter 2008 Earnings Release

(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data

	June 30, 2008	Dec. 31, 2007	June 30, 2007
Assets:
Cash and cash equivalents	$88,565	$86,177	$72,585
Investment securities	510,661	580,636	584,347
Mortgage loans held for sale	11,621	4,278	16,430
Loans	2,348,509	2,397,073	2,333,844
Allowance for loan losses	(17,995)	(12,735)	(11,157)
Federal Home Loan Bank stock, at cost	24,754	23,955	23,955
Premises and equipment, net	39,859	39,706	36,833
Goodwill	10,168	10,168	10,025
Other assets and accrued interest receivable	37,067	36,101	39,385
Total assets	$3,053,209	$3,165,359	$3,106,247

Liabilities and Stockholders’ Equity:
Deposits:
Non interest-bearing	$293,210	$279,457	$293,383
Interest-bearing	1,335,743	1,689,355	1,381,938
Total deposits	1,628,953	1,968,812	1,675,321

Securities sold under agreements to repurchase and other short-term borrowings	330,730	398,296	434,276
Federal Home Loan Bank advances	749,837	478,550	684,683
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	31,461	29,601	28,295
Total liabilities	2,782,221	2,916,499	2,863,815

Stockholders’ equity	270,988	248,860	242,432
Total liabilities and Stockholders’ equity	$3,053,209	$3,165,359	$3,106,247

Average Balance Sheet Data

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Assets:
Investment securities	$562,322	$583,385	$593,396	$581,461
Federal funds sold and other	7,661	4,378	63,617	7,306
Loans and fees	2,361,208	2,326,645	2,412,149	2,330,078
Total earning assets	2,931,191	2,914,408	3,069,162	2,918,845
Total assets	3,055,623	3,040,452	3,224,574	3,045,663

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$301,421	$286,827	$368,649	$296,947
Interest-bearing deposits	1,360,818	1,383,872	1,520,649	1,385,447
Securities sold under agreements to repurchase and other short-term borrowings	363,485	448,865	384,350	440,826
Federal Home Loan Bank advances	675,918	603,860	597,778	605,608
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,441,461	2,477,837	2,544,017	2,473,121
Stockholders’ equity	266,148	244,781	260,492	241,997

Income Statement Data

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Total interest income (1)	45,673	47,933	113,433	100,359
Total interest expense	16,400	25,924	39,532	51,101

Net interest income	29,273	22,009	73,901	49,258

Provision for loan losses	3,629	147	14,128	3,827

Non interst income:
Service charges on deposit accounts	4,933	4,658	9,478	8,810
Electronic refund check fees	2,970	683	16,930	4,112
Net RAL securitization income	286	1,095	12,873	3,702
Mortgage banking income	1,133	604	2,735	1,146
Debit card interchange fee income	1,246	1,107	2,395	2,111
Net loss on sales, calls and impairment of securities	(3,388)	—	(3,607)	—
Other	356	661	676	1,061
Total non interest income	7,536	8,808	41,480	20,942

Non interest expenses:
Salaries and employee benefits	12,615	11,309	27,115	23,652
Occupancy and equipment, net	4,754	4,287	9,426	8,334
Communication and transportation	884	754	2,222	1,702
Marketing and development	730	846	7,489	1,667
Bank franchise tax expense	703	630	1,426	1,293
Data processing	669	642	1,386	1,228
Debit card interchange expense	612	573	1,188	1,090
Supplies	373	450	929	908
Other	2,287	2,039	6,126	4,626
Total non interest expenses	23,627	21,530	57,307	44,500

Income before income tax expense	9,553	9,140	43,946	21,873
Income tax expense	3,130	3,171	15,400	7,598

Net income	$6,423	$5,969	$28,546	$14,275

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Per Share Data:
Basic average shares outstanding	20,525	20,617	20,432	20,609
Diluted average shares outstanding	20,839	21,013	20,697	21,107

End of period shares outstanding:
Class A Common Stock	18,221	18,099	18,221	18,099
Class B Common Stock	2,339	2,349	2,339	2,349

Book value per share	$13.18	$11.86	$13.18	$11.86

Earnings per share:
Basic earnings per Class A Common Stock	0.31	0.29	1.40	0.69
Basic earnings per Class B Common Stock	0.30	0.28	1.38	0.68
Diluted earnings per Class A Common Stock	0.31	0.28	1.38	0.67
Diluted earnings per Class B Common Stock	0.30	0.28	1.36	0.66

Cash dividends declared per share:
Class A Common Stock	0.121	0.110	0.231	0.204
Class B Common Stock	0.110	0.100	0.210	0.186

Performance Ratios:
Return on average assets	0.84%	0.79%	1.77%	0.94%
Return on average equity	9.65	9.75	21.92	11.79
Efficiency ratio (2)	64	70	50	63

Yield on average earning assets	6.23	6.58	7.39	6.88
Cost of interest-bearing liabilities	2.69	4.18	3.11	4.13
Net interest spread	3.54	2.40	4.28	2.75
Net interest margin	3.99	3.02	4.82	3.38

Asset Quality Ratios:
Loans on non-accrual status	17,688	6,834	17,688	6,834
Loans past due 90 days or more and still on accrual	1,476	2,483	1,476	2,483
Total non-performing loans	19,164	9,317	19,164	9,317
Other real estate owned	2,160	406	2,160	406
Total non-performing assets	21,324	9,723	21,324	9,723
Non-performing loans to total loans	0.82%	0.40%	0.82%	0.40%
Allowance for loan losses to total loans	0.77	0.48	0.77	0.48
Allowance for loan losses to non-performing loans	94	120	94	120
Net loan charge-offs to average loans - Total Company	0.11	0.08	0.74	0.33
Net loan charge-offs to average loans - Traditional Banking Segment	0.12	0.06	0.13	0.04
Delinquent loans to total loans (3)	1.01	0.70	1.01	0.70

Other Information:
End of period full-time equivalent employees	710	718	710	718
Number of banking centers at period end	42	38	42	38

Balance Sheet Data

	Quarterly Comparison
	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Assets:
Cash and cash equivalents	$88,565	$102,726	$86,177	$73,674	$72,585
Investment securities	510,661	552,320	580,636	600,263	584,347
Mortgage loans held for sale	11,621	10,866	4,278	4,430	16,430
Loans	2,348,509	2,360,610	2,397,073	2,394,584	2,333,844
Allowance for loan losses	(17,995)	(15,025)	(12,735)	(12,102)	(11,157)
Federal Home Loan Bank stock, at cost	24,754	24,433	23,955	23,955	23,955
Premises and Equipment, net	39,859	39,373	39,706	38,587	36,833
Goodwill	10,168	10,168	10,168	10,025	10,025
Other assets and interest receivable	37,067	38,560	36,101	37,501	39,385
Total assets	$3,053,209	$3,124,031	$3,165,359	$3,170,917	$3,106,247

Liabilities and Stockholders’ Equity:
Deposits:
Non interest-bearing	$293,210	$324,279	$279,457	$289,699	$293,383
Interest-bearing	1,335,743	1,481,157	1,689,355	1,444,610	1,381,938
Total deposits	1,628,953	1,805,436	1,968,812	1,734,309	1,675,321

Securities sold under agreements to repurchase and other short-term borrowings	330,730	329,472	398,296	353,283	434,276
Federal Home Loan Bank advances	749,837	623,580	478,550	769,637	684,683
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	31,461	61,398	29,601	28,478	28,295
Total liabilities	2,782,221	2,861,126	2,916,499	2,926,947	2,863,815

Stockholders’ equity	270,988	262,905	248,860	243,970	242,432
Total liabilities and Stockholders’ equity	$3,053,209	$3,124,031	$3,165,359	$3,170,917	$3,106,247

Average Balance Sheet Data

	Quarterly Comparison
	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Assets:
Investment securities	$562,322	$624,470	$637,760	$628,712	$583,385
Federal funds sold and other	7,661	119,573	6,073	8,247	4,378
Loans and fees	2,361,208	2,463,090	2,405,011	2,372,182	2,326,645
Total earning assets	2,931,191	3,207,133	3,048,844	3,009,141	2,914,408
Total assets	3,055,623	3,393,186	3,172,261	3,135,008	3,040,452

Liabilities and Stockholders’ Equity:
Non interest-bearing deposits	$301,421	$435,867	$272,872	$278,836	$286,827
Interest-bearing deposits	1,360,818	1,680,480	1,536,054	1,456,983	1,383,872
Securities sold under agreements to repurchase and other short-term borrowings	363,485	405,214	430,248	423,694	448,865
Federal Home Loan Bank advances	675,918	519,637	616,134	664,279	603,860
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,441,461	2,646,571	2,623,676	2,586,196	2,477,837
Stockholders’ equity	266,148	254,736	246,084	241,720	244,781

Income Statement Data

	Quarterly Comparison
	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007

Total interest income (4)	$45,673	$67,760	$49,705	$49,033	$47,933
Total interest expense	16,400	23,132	26,150	27,368	25,924
Net interest income	29,273	44,628	23,555	21,665	22,009

Provision for loan losses	3,629	10,499	1,617	1,376	147

Non interest income:
Service charges on deposit accounts	4,933	4,545	4,897	4,870	4,658
Electronic refund check fees	2,970	13,960	—	77	683
Net RAL securitization income	286	12,587	59	11	1,095
Mortgage banking income	1,133	1,602	922	905	604
Debit card interchange fee income	1,246	1,149	1,171	1,105	1,107
Insurance settlement gain	—	—	1,877	—	—
Net gain (loss) on sales, calls and impairment of securities	(3,388)	(219)	8	—	—
Other	356	320	410	538	661
Total non interest income	7,536	33,944	9,344	7,506	8,808

Non interest expenses:
Salaries and employee benefits	12,615	14,500	9,459	11,051	11,309
Occupancy and equipment, net	4,754	4,672	5,109	4,461	4,287
Communication and transportation	884	1,338	1,224	859	754
Marketing and development	730	6,759	805	815	846
Bank franchise tax expense	703	723	630	629	630
Data processing	669	717	768	679	642
Debit card interchange expense	612	576	582	591	573
Supplies	373	556	450	391	450
Other	2,287	3,839	2,451	1,802	2,039
Total non interest expenses	23,627	33,680	21,478	21,278	21,530

Income before income tax expense	9,553	34,393	9,804	6,517	9,140
Income tax expense	3,130	12,270	3,398	2,285	3,171

Net income	$6,423	$22,123	$6,406	$4,232	$5,969

	Quarterly Comparison
	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Per Share Data:
Basic average shares outstanding	20,525	20,339	20,284	20,336	20,617
Diluted average shares outstanding	20,839	20,615	20,573	20,617	21,013

End of period shares outstanding:
Class A Common Stock	18,221	18,057	17,958	17,930	18,099
Class B Common Stock	2,339	2,344	2,344	2,347	2,349

Book value per share	$13.18	$12.89	$12.26	$12.03	$11.86

Earnings per share:
Basic earnings per Class A Common Stock	0.31	1.09	0.32	0.21	0.29
Basic earnings per Class B Common Stock	0.30	1.08	0.31	0.20	0.28
Diluted earnings per Class A Common Stock	0.31	1.07	0.31	0.21	0.28
Diluted earnings per Class B Common Stock	0.30	1.06	0.30	0.20	0.28

Cash dividends declared per share:
Class A Common Stock	0.121	0.110	0.110	0.110	0.110
Class B Common Stock	0.110	0.100	0.100	0.100	0.100

Performance Ratios:
Return on average assets	0.84%	2.61%	0.81%	0.54%	0.79%
Return on average equity	9.65	34.74	10.41	7.00	9.75
Efficiency ratio (2)	64	43	65	73	70

Yield on average earning assets	6.23	8.45	6.52	6.52	6.58
Cost of interest-bearing liabilities	2.69	3.50	3.99	4.23	4.18
Net interest spread	3.54	4.95	2.53	2.29	2.40
Net interest margin	3.99	5.57	3.09	2.88	3.02

Asset Quality Data:
Loans on non-accrual status	17,688	16,791	8,303	9,156	6,834
Loans past due 90 days or more and still on accrual	1,476	1,340	1,318	2,948	2,483
Total non-performing loans	19,164	18,131	9,621	12,104	9,317
Other real estate owned	2,160	950	795	102	406
Total non-performing assets	21,324	19,081	10,416	12,206	9,723
Non-performing loans to total loans	0.82%	0.77%	0.40%	0.51%	0.40%
Allowance for loan losses to total loans	0.77	0.64	0.53	0.51	0.48
Allowance for loan losses to non-performing loans	94	83	132	100	120
Net loan charge-offs to average loans - Total Company	0.11	1.32	0.16	0.07	0.08
Net loan charge-offs to average loans - Traditional Banking Segment	0.12	0.14	0.22	0.10	0.06
Delinquent loans to total loans (3)	1.01	0.70	0.69	0.76	0.70

Other Information:
End of period full-time equivalent employees	710	717	727	719	718
Number of banking centers at period end	42	39	40	38	38

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between banking operations, mortgage banking operations and Tax Refund Solutions (“TRS”). Loans, investments and deposits provide the majority of revenue from banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; Refund Anticipation Loan (“RAL”) fees, Electronic Refund Check (“ERC”)/ Electronic Refund Deposit (“ERD”) fees and Net RAL securitization income provide the majority of the revenue from TRS. All Company segments are domestic. Segment information for the three and six months ended June 30, 2008 and 2007 follows:

	Three Months Ended June 30, 2008
(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$28,436	$748	$89	$29,273
Provision for loan losses	2,857	772	—	3,629

Electronic Refund Check fees	—	2,970	—	2,970
Net RAL securitization income	—	286	—	286
Mortgage banking income	—	—	1,133	1,133
Other revenue	3,675	(5)	(523)	3,147
Total non interest income	3,675	3,251	610	7,536

Total non interest expenses	21,000	2,407	220	23,627

Gross operating profit	8,254	820	479	9,553
Income tax expense	2,796	172	162	3,130
Net income	$5,458	$648	$317	$6,423

Segment assets	$3,032,078	$9,445	$11,686	$3,053,209

Net interest margin	4.02%	NM	NM	3.99%

	Three Months Ended June 30, 2007
(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$21,057	$841	$111	$22,009
Provision for loan losses	171	(24)	—	147

Electronic Refund Check fees	—	683	—	683
Net RAL securitization income	—	1,095	—	1,095
Mortgage banking income	—	—	604	604
Other revenue	6,608	98	(280)	6,426
Total non interest income	6,608	1,876	324	8,808

Total non interest expenses	20,379	920	231	21,530

Gross operating profit	7,115	1,821	204	9,140
Income tax expense	2,378	722	71	3,171
Net income	$4,737	$1,099	$133	$5,969

Segment assets	$3,084,733	$5,019	$16,495	$3,106,247

Net interest margin	2.90%	NM	NM	3.02%

	Six Months Ended June 30, 2008
(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$53,566	$20,144	$191	$73,901
Provision for loan losses	5,903	8,225	—	14,128

Electronic Refund Check fees	—	16,930	—	16,930
Net RAL securitization income	—	12,873	—	12,873
Mortgage banking income	—	—	2,735	2,735
Other revenue	9,796	4	(858)	8,942
Total non interest income	9,796	29,807	1,877	41,480

Total non interest expenses	41,877	14,971	459	57,307

Gross operating profit	15,582	26,755	1,609	43,946
Income tax expense	5,295	9,557	548	15,400
Net income	$10,287	$17,198	$1,061	$28,546

Segment assets	$3,032,078	$9,445	$11,686	$3,053,209

Net interest margin	3.92%	NM	NM	4.82%

	Six Months Ended June 30, 2007
(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$42,152	$6,896	$210	$49,258
Provision for loan losses	380	3,447	—	3,827

Electronic Refund Check fees	—	4,112	—	4,112
Net RAL securitization income	—	3,702	—	3,702
Mortgage banking income	—	—	1,146	1,146
Other revenue	12,380	106	(504)	11,982
Total non interest income	12,380	7,920	642	20,942

Total non interest expenses	41,048	2,998	454	44,500

Gross operating profit	13,104	8,371	398	21,873
Income tax expense	4,410	3,050	138	7,598
Net income	$8,694	$5,321	$260	$14,275

Segment assets	$3,084,284	$5,468	$16,495	$3,106,247

Net interest margin	2.95%	NM	NM	3.38%

(1) – The amount of loan fee income included in total interest income was $2.2 million and $1.7 million for the quarters ended June 30, 2008 and 2007. The amount of loan fee income included in total interest income was $21.6 million and $8.0 million for the six months ended June 30, 2008 and 2007.

(2) – Equals total non-interest expense divided by the sum of net interest income and non interest income.

(3) – Equals total loans over 30 days past due divided by total loans.

(4) – The amount of loan fee income included in total interest income per quarter was as follows: $2.2 million (quarter ended June 30, 2008), $19.4 million (quarter ended March 31, 2008), $1.3 million (quarter ended December 31, 2007), $980,000 (quarter ended September 30, 2007), and $1.7 million (quarter ended June 30, 2007).